                                                           EXHIBIT 10.85



                           FEE AND LEASEHOLD MORTGAGE,
               ASSIGNMENT OF LEASES AND RENTS, FINANCING STATEMENT
                             AND SECURITY AGREEMENT

      This Fee and Leasehold Mortgage, Assignment of Leases and Rents, Financing Statement and Security Agreement (the "Mortgage") is made as of August __, 1996, from Sugarloaf Mountain Corporation, a Maine corporation having a place of business at c/o American Skiing Company, P.O. Box 450, Bethel, Maine 04217 (the "Mortgagor") to Fleet National Bank, as Agent under the Credit Agreement referred to below having a place of business at One Federal Street, Boston, MA 02211 the ("Mortgagee"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement (as defined below).

      1. Grant of Mortgage.  For consideration paid, the Mortgagor, to secure:

            (a) The full and prompt payment and performance when due, whether by acceleration or otherwise, with such interest, commitment fees, prepayment fees and other charges as may accrue thereon, either before or after maturity thereof, by Mortgagor, its successors or assigns, and/or American Skiing Company and the other Borrowers named in the Credit Agreement and their respective successors or assigns (together with the Mortgagor, are collectively referred to herein as the "Borrowers") of that certain Credit Agreement dated as of June 28, 1996, together with any and all renewals, amendments, modifications, consolidations and extensions thereof (the "Credit Agreement"), TOGETHER WITH accompanying Revolving Credit Notes and Swing Line Notes dated as of June 28, 1996 in the principal face amount of up to SIXTY FIVE MILLION DOLLARS ($65,000,000.00), all together with any amendments renewals, modifications, consolidations and extensions of the foregoing (all collectively the "Notes");

            (b) Any and all future advances made by Mortgagee to or for the benefit of the Mortgagor, Borrowers or any one or more of them, whether jointly or severally liable, direct or indirect, up to a maximum principal amount outstanding from time to time (exclusive of costs and amounts advanced to protect the security) of up to ONE HUNDRED MILLION DOLLARS ($100,000,000.00) together with interest, fees, costs, prepayment fees, and other amounts now existing or hereafter arising:

            (c) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations set forth in this Mortgage (the "Mortgage") or in any other Lender Agreements (as defined in the Credit Agreement);

            (d) Any and all additional advances made to preserve, enforce and protect the Property, the Leases, the security interest created hereby on the Property, or this Agreement and the Lender Agreements, including, without limitation, taxes,
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      assessments or insurance premiums or for performance of any of the
      Borrowers obligations under the Lender Agreements (whether or not the original Borrower remains the owner of the Property at the time of such advances); and

            (e) Any and all other indebtedness, however incurred, which may now or hereafter be due and owing from Borrowers or any one or more of them, whether joint or several, to Mortgagee, now existing or hereafter coming into existence, however and whenever incurred or evidenced, whether expressed or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations and extensions thereof.

(all collectively the "Secured Obligations")

      Does hereby GIVE, GRANT, BARGAIN, SELL, ASSIGN and CONVEY unto Mortgagee, its successors and assigns, forever, WITH MORTGAGE COVENANTS all of the following described property (hereinafter collectively referred to as the "Property"):

I. All real estate owned by Mortgagor located in Franklin County, Maine, whether now owned or hereafter acquired, including, without limitation, the following described parcels of real estate with the buildings and improvements now or hereafter situated thereon (the "Owned Property"):

II. Lease by and among Mortgagor and the Town of Carrabassett Valley dated June 3, 1987.

      All relating to real estate located in Franklin County, Maine with the buildings and improvements now or hereafter situated thereon:

            SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF
            FOR A DESCRIPTION OF SAID OWNED AND LEASED REAL ESTATE

      together with all easements and rights relating, arising out of or appurtenant thereto, including any and all extensions or renewals of the leases, or substitutions or replacements thereof, and

      All rights, privileges and benefits now existing or hereafter arising under the leases, including, without limitation all rights to exercise options to extend or renew the leases or to purchase the fee title to the leasehold estates and appurtenances thereto, and all rights to insurance proceeds, eminent domain awards or payments in lieu thereof, and


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      All rights of the Borrower in and to the premises described in Exhibit A and the buildings, fixtures, improvements, alterations, or additions now or hereafter acquired or erected on the leased premises

      (individually, as amended to date, a "Lease", all collectively the "Leasehold Estate," or the "Leases" and together with the Owned Property the "Real Property")

III.  Together with:

            (a) All right, title and interest of Mortgagor, including, without limitation, any after-acquired fee title or reversion in and to the said Real Property and the rights-of-ways, streets and easements adjacent or appurtenant thereto, and all easements, rights-of-way, licenses, operating agreements, condominium rights, abutting strips and gores of land, streets, ways, passages, rights, waters, water courses, water and flowage rights and powers, minerals and soil, plants, and standing and fallen timber and other emblements now or hereafter located on the Real Property or under or above same, and all other appurtenances whatsoever belonging or relating to said Real Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor and the reversion and reversions, remainder and remainders, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of the Mortgagor of, in and to the same (all hereinafter referred to as the "Land"); and

            (b) All buildings, structures, parking areas, snowmaking and water rights, landscaping, and other improvements of every nature now or hereafter situated, erected or placed on the Land or appurtenant thereto, including, without limitation, all plumbing, electrical, heating, ventilating, air conditioning, and all other building components, (the "Improvements"), and all materials intended for construction, reconstruction, alteration and repairs of the Improvements now or hereafter erected, all of which materials shall be deemed to be included within the Improvements immediately upon the delivery thereof to the Land; and

            (c) All fixtures, machinery, equipment, furniture, inventory, building supplies, skilifts, snowmaking equipment, appliances and other articles of personal property (the "Personal Property") and all other fixtures and equipment now or hereafter owned by Mortgagor and located in, on or about, or used or intended to be used with or in connection with the Land or the Improvements, whether installed in such a way as to become a part thereof or not, including all additions, improvements, betterments, renewals and replacements of any of the foregoing, whether now owned or hereafter acquired by Mortgagor; and


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            (d) All right, title and interest of Mortgagor in and to all policies of insurance, licenses, franchises, permits, leases, approvals, service and maintenance contracts, property management agreements, equipment leases, tradenames, trademarks, servicemarks, computer programs, information and data, logos, goodwill, accounts, chattel paper and general intangibles as defined in the Uniform Commercial Code as enacted in the State of Maine, which in any way now or hereafter belong, relate or appertain to the Land, the Improvements or the Personal Property or any part thereof, all whether now owned or hereafter acquired by Mortgagor, including, without limitation, all condemnation payments, insurance proceeds, accounts and escrow funds and all other property of Mortgagor deposited with Mortgagee or held by Mortgagee pursuant to the Credit Agreement or the Lender Agreements (the "Intangible Property"); and

            (e) All present and future leases, tenancies, occupancies and licenses, whether written or oral, of the Land, the Improvements, the Personal Property and the Intangible Property, or any combination or part thereof (the "Rental Leases"), and all income, revenues, receipts, rents, issues, royalties, profits, rent rolls, security deposits and other benefits of the Land, the Improvements, the Personal Property and the Intangible Property, from time to time accruing, and all payments under the Rental Leases (the "Revenues");

            (f) All the right, title, interest of Mortgagor in and to all engineering, survey and architectural specifications, plans and data, all other records, plans and specifications relating to the Improvements on the Land and Personal Property (hereinafter collectively referred to as the "Plans"); and

            (g) All proceeds, products, substitutions and accessions of the foregoing of every type, all whether now owned or hereafter acquired.

            (h) All judgments, awards of damages and settlements hereafter made as a result or in lieu of any taking of the Property under the power of eminent domain, or for any damage to the Property.

      Also granting to Mortgagee hereby the right, upon any default hereunder or demand upon any of the obligations secured hereby, to foreclose and sell the aforesaid Property by any means permitted by law, including pursuant to the STATUTORY POWER OF SALE.

      TO HAVE AND TO HOLD the Property, with all the privileges and appurtenances to the same belonging, to the Mortgagee, its respective successors and assigns, to Mortgagee and its use and behoof forever;


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      Advances secured hereby may be made to or for the benefit of the
Mortgagor, any Borrower or any one or more of them.

      Mortgagor COVENANTS and AGREES with Mortgagee as follows:

      2. Secured Obligations. Mortgagor shall promptly pay and perform the Secured Obligations. The parties may from time to time extend, renew, alter, and amend the Secured Obligations secured hereby. All provisions of this Mortgage shall apply to each further advance as well as to all other Secured Obligations secured hereby regardless of whether the advance is designated as being secured hereby. Nothing herein contained, however, shall limit the amount secured by this Mortgage if such amount is increased by accrued interest, advances made by Mortgagee, as herein elsewhere provided for to protect the security or is increased by costs of collection and foreclosure.

      3. Representations. The Mortgagor warrants and represents that (i) this Mortgage has been duly authorized, executed and delivered by and on behalf of the Mortgagor, (ii) the Mortgagor is duly existing and in good standing with all power, authority and legal right to engage in the transaction contemplated by this Mortgage and the Lender Agreements, (iii) the execution and delivery of this Mortgage and the Lender Agreements and the carrying out of the transaction contemplated thereby will not conflict with or result in a breach of the terms of any agreement or law or order of any court or governmental body, (iv) there are no material actions, suits or proceedings, including, without limitation, eminent domain proceedings pending, or to the knowledge of the Mortgagor, threatened before any court or other governmental body or agency which would have a material adverse effect on the Property or the Mortgagor or the Mortgagor's ability to perform its obligations under this Mortgage or under the other Lender Agreements, (v) the Land is in material compliance with applicable zoning, building, environmental and all other laws, ordinances and regulations relating to the use and occupancy thereof and the Mortgagor has no knowledge of any claim of violation of any such legal requirements, (vi) all material licenses and permits necessary for the use and occupancy of the Land have been issued and are in full force and effect, (vii) the material improvements on the Land and the tangible Personal Property are in good working order and free from structural defects, (viii) the Mortgagor has no knowledge of any claim challenging the Mortgagor's title to the Real Property, and (ix) the Mortgagor has no knowledge of any existing default, or claim thereof, under any leases or other arrangements for the use of the Real Property, either on the part of the Mortgagor or any other party thereto.

      4. Title. Except as disclosed or referred to in Exhibit B, Mortgagor has good, record and marketable title to an indefeasible estate in fee simple in the Owned Property and good title to the Personal Property, free and clear of all liens and encumbrances, except as expressly permitted under the Credit Agreement. Mortgagor has good right and power to convey the Real Property, Land, Personal Property and Improvements to Mortgagee to hold


                                        5
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as aforesaid, that this Mortgage is and will remain a valid and enforceable first lien and security interest on the aforesaid property, and that Mortgagor shall and will warrant and defend the same to Mortgagee forever against the claims and demands of all persons except as aforesaid.

      5. Leasehold Estate. Mortgagor holds a valid and binding leasehold interest in the Leasehold Estate, which Leasehold Estate is subject to no prior liens, conveyances or encumbrances except as set forth on Exhibit B hereto; Mortgagor may lawfully mortgage and assign the same and this Mortgage does not violate any other agreement by which the Mortgagor is bound. Mortgagor shall not hereafter assign, sublease, encumber or transfer any interest in or under the Leasehold Estate or consent to any subordination of the Leasehold Estate while the Secured Obligations remain outstanding or committed for, except with the prior written consent of the Mortgagee.

      Each Lease is in full force and effect in accordance with its terms and there have been no changes, alterations or amendments to the Leases. Mortgagor will make no material, adverse changes, alterations or amendments to the Leases without prior written consent of Mortgagee, its successors or assigns; any such changes to be void and of no effect without such consent. Except as disclosed in writing to Mortgagee, all rents and payments under the Leases have been paid to the extent payable to date; and no defaults exist under the Leases, and no event has occurred or is occurring which, with the passage of time or service of notice, or both, would constitute an event of default thereunder.

      Mortgagor will well and truly perform, or cause to be performed, all its obligations and agreements as lessee under the Leases, and under any renewals or extensions thereof and will not do or suffer anything which will impair any Lease or which would be an event of default thereunder. Mortgagor shall exercise all renewals of the term of any Lease while the obligations secured hereby remain outstanding or committed for, except where the failure to so renew would not constitute a Material Adverse Effect (as defined in the Credit Agreement). Mortgagor, for itself, its successors and assigns, acknowledges that Mortgagee, its successors and assigns, shall have no obligation to perform the responsibilities of the lessee under any Lease, such responsibilities being those of Mortgagor.

      Upon reasonable request of the Mortgagee, Mortgagor shall use its best efforts to procure from each Landlord to any Lease a certificate stating that the Lease is in good standing. Mortgagor shall promptly notify Mortgagee of any default under the Lease or the occurrence of any event under any Lease, which with the passage of time or service of notice or both, would constitute an event of default, and of any oral or written claim or notice of default received from a Landlord under any Lease; and in addition to any other rights contained herein Mortgagor shall permit the Mortgagee, its agents and employees to enter upon and inspect the premises subject to such Lease at all reasonable times and upon reasonable notice.


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      6. Taxes and Assessments. Mortgagor shall promptly pay and discharge, when due, all taxes and assessments of every type or nature levied or assessed against the Real Property, all water and sewerage charges, and any other governmental claim, obligation or encumbrance against the Real Property which may be or become superior to this Mortgage (collectively, the "Impositions") except as permitted in accordance with the provisions of the Credit Agreement. Subject to the provisions of the Credit Agreement, if at any time the Mortgagee does not require the escrow of payments pursuant to Paragraph 7 herein, Mortgagor shall deliver to Mortgagee receipts evidencing payments of such taxes, assessments, charges and encumbrances not later than twenty days after the final date for payment without interest or penalty.

      7. Monthly Reserve Payments. Upon the occurrence of an Event of Default, which has not been waived in writing by the Mortgagee and the Required Lenders, Mortgagee may require that the Mortgagor pay to the Mortgagee monthly, on the first day of each month, a sum reasonably determined by the Mortgagee to be sufficient to provide in the aggregate a fund adequate to pay each Imposition at least thirty (30) days before it becomes delinquent, and, in addition, shall pay to the Mortgagee on demand any balance necessary to pay in full each Imposition at least thirty (30) days before the date on which it becomes due and payable. Such sums shall not bear interest and may be commingled with the general assets of the Mortgagee. The Mortgagor shall furnish to the Mortgagee all original bills relating to any Imposition promptly upon issuance. Mortgagor agrees that should there be insufficient funds so deposited with Mortgagee for said taxes, assessments, charges and premiums when due, it will upon demand by Mortgagee promptly pay to Mortgagee amounts necessary to make such payments in full; any surplus of such reserve funds may be applied toward the payment of the Secured Obligations or credited toward such taxes, assessments charges and premiums. Upon the occurrence of an Event of Default, the Mortgagee may apply such funds toward the payment of the Secured Obligations without causing thereby a waiver of any rights, statutory or otherwise, and specifically such application shall not constitute a waiver of the right of foreclosure hereunder. Mortgagor hereby pledges to Mortgagee all the foregoing sums so held hereunder for such purposes. Subject to the above, the Mortgagee may discharge taxes, liens, security interests, or other encumbrances at any time levied against or placed on the Property except as noted herein and except those which are permitted or are being contested in accordance with the provisions of the Credit Agreement, pay any premiums on any insurance to be carried by Mortgagor, or provide for the maintenance and preservation of the Real Property and add the expense thereof to the Secured Obligations secured hereby and charge interest thereon as provided hereinafter without waiving any default.

      The Mortgagor shall have the right, after giving written notice to the Mortgagee and subject to the conditions stated below, to contest by appropriate legal proceedings the amount or validity of any Imposition. In no event shall the Mortgagor be entitled to delay payment of any Imposition if the delay in payment could subject any portion of the Mortgaged


                                        7
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Property to possible foreclosure or in any event unless the Mortgagor deposits with Mortgagee a sum of money or such other security as the Mortgagee deems reasonable to cover the amount of such Imposition plus any interest or penalty that may become due as a result of such contest.

      8.    Insurance.

            (a) Mortgagor shall keep the Real Property, Personal Property and Improvements insured against loss or damage by fire, the perils against which insurance is afforded by the extended coverage endorsement, and such other risks and perils as Mortgagee may reasonably require from time to time, including, without limitation, insurance against flood damage if the Improvements are located in a flood hazard area or required by federal law or regulation (to the minimum amount required by federal law or regulation) and insurance against loss of rental income.

            Such policy or policies of such insurance shall be in such form and shall be in such amounts as Mortgagee may reasonably require. Whenever requested by Mortgagee, such policies shall be delivered immediately to Mortgagee. Any and all amounts received by Mortgagee under any of such policies may be applied by Mortgagee to the Secured Obligations secured hereby in such manner as Mortgagee may elect, or, at the option of Mortgagee, the entire amount so received or any part thereof may be released. Upon foreclosure of this Mortgage or other acquisition of the Property or any part thereof by Mortgagee, such policies shall become the absolute property of Mortgagee, but receipt of any insurance proceeds and any disposition of the same by Mortgagee shall not constitute a waiver of any rights of Mortgagee, statutory or otherwise, and specifically shall not constitute a waiver of the right of foreclosure by Mortgagee upon an Event of Default.

            (b) Mortgagor shall pay all premiums on insurance policies, and at Mortgagee's option, shall pay in the manner provided under Section 7. The liability insurance policies shall name Mortgagee as an "additional insured." The property insurance policies shall name Mortgagee as "mortgagee and loss payee" shall be first payable in case of loss to Mortgagee, and shall contain mortgage clauses and lender's loss payable endorsements in form and substance reasonably acceptable to Mortgagee. Mortgagor shall deliver proof of all such insurance to Mortgagee, and upon request, Mortgagor shall promptly furnish to Mortgagee all renewal notices and all receipts of paid premiums.

            (c) All policies of insurance required by this Mortgage shall contain clauses or endorsements to the effect that (i) no act or omission of either Mortgagor or anyone acting for Mortgagor (including, without limitation, any representations made by Mortgagor in the procurement of such insurance), which might otherwise


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      result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Property for purposes more hazardous than permitted by the terms of the policy, and no foreclosure or any other change in title to the Property or any part thereof, shall affect the validity or enforceability of such insurance insofar as Mortgagee is concerned, (ii) the insurer waives any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of Mortgagor and Mortgagee, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified, canceled or terminated without the insurer thereunder giving at least thirty (30) days prior written notice to Mortgagee by certified or registered mail, and (v) that Mortgagee shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

            (d) All policies of insurance required by this Mortgage shall be issued by companies licensed to do business in the State of Maine and shall be reasonably acceptable to Mortgagee.

            (e) In the event of any loss or damage to the Real Property, Improvements or Personal Property in excess of One Hundred Thousand dollars ($100,000.00), Mortgagor shall give immediate written notice to the insurance carrier and Mortgagee and shall promptly proceed to satisfy all conditions to the receipt of insurance proceeds. Upon an Event of Default which has not been waived in writing by the Mortgagee and the Required Lenders, Mortgagor hereby irrevocably authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney in fact for Mortgagor, to make proof of such loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Mortgagee's reasonable expenses incurred in the collection of such proceeds. Subject to the foregoing conditions, Mortgagor further authorizes Mortgagee, at Mortgagee's option, to (i) apply the balance of such proceeds to the payment of the Secured Obligations whether or not then due, or (ii) if Mortgagee shall require the reconstruction or repair of the Property, to hold the balance of such proceeds to be used to pay Impositions and the Secured Obligations as they become due during the course of reconstruction or repair of the Property and to reimburse Mortgagor, in accordance with such terms and conditions as Mortgagee may prescribe, for the costs of reconstruction or repair of the Property, and upon completion of such reconstruction or repair to apply any excess to the payment of the Secured Obligations. If the Property is sold or the Property is acquired by Mortgagee, all right, title and interest of Mortgagor in and to any insurance policies and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Property prior to the sale or acquisition shall pass to Mortgagee or any other successor in interest to Mortgagor or purchaser or grantor of the Property

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      but receipt of any insurance proceeds and any disposition of the same by
      Mortgagee shall not constitute a waiver of any rights of Mortgagee, statutory or otherwise, and specifically shall not constitute a waiver of the right of foreclosure by Mortgagee upon an Event of Default or failure of performance by Mortgagor of any of the Secured Obligations.

            In the event any loss or damage to the Real Property, Improvements or Personal Property is less than One Hundred Thousand dollars ($100,000.00), the Mortgagor shall promptly restore the damaged property to its condition prior to such damage.

      9.    Preservation and Maintenance of the Property.

            (a) Mortgagor shall not permit or commit waste, impairment, or deterioration of the Property or abandon the Property; shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property in the event of any material damage, injury or loss thereto, to the substantial equivalent of its condition prior to such damage, injury or loss, or such other condition as Mortgagee may approve in writing (provided, however, the insufficiency of such proceeds shall not relieve Mortgagor of its obligations to restore hereunder), shall keep the Property, including the Improvements and the Personal Property, in good order, repair and working condition and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good order, repair, and working condition and in accordance with the requirements of all fire underwriters and licensing boards, and shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property unless such non-compliance does not have a Material Adverse Effect.

            (b) Mortgagor covenants and agrees that Mortgagor and the Property shall at all times comply with the requirements of all present and future federal, state, and local land use and zoning statutes, regulations, ordinances, licenses, permits, agreements and orders; except as would not constitute a Material Adverse Effect.

            (c) Mortgagor covenants and agrees to give Mortgagee prompt notice of any non-compliance with such laws, ordinances, regulations or requirements and of any notice of non-compliance therewith which it receives or any threatened or pending proceedings in respect thereto or with respect to the Property (including, without limitation, material changes in zoning classifications or land use requirements) which, if adversely determined, would result in a Material Adverse Effect.

            (d) Neither Mortgagor nor any tenant or other person shall remove, demolish or alter any Improvements now existing or hereafter erected on the Property or any Personal Property in or on the Property except when incident to the replacement of Personal Property with items of like kind and value. Except as specifically provided in the Credit Agreement, Mortgagor further covenants and agrees that, without the prior written consent of Mortgagee, herein, no additional part of the Property shall be declared, or become the subject of, a condominium under the Maine Condominium Act (33 M.R.S.A. ss.1601-101), as it may be amended or supplemented, or become the subject of any covenants or restrictions, or any planned unit development, or any other type of development that would control or restrict the uses to which the Land and Improvements may be put or the scheme or arrangement or its development or the design, location or character of its buildings or improvements, or which would impose Impositions or assessments of any type upon any owners or tenants of the Property, or upon any other parties who may use or enjoy the Property.

            (e) If at any time the then existing structure located on or use or occupancy of the Property shall be permitted pursuant to any zoning or other law, ordinance or regulation, only so long as such use or occupancy shall continue, that Mortgagor shall not cause or permit such use or occupancy to be discontinued without the prior written consent of the Mortgagee, unless such discontinuance would not result in a Material Adverse Effect.


      10. Inspection. Subject to the provisions of the Credit Agreement, Mortgagee shall have the right to visit and inspect the Property and any other of the properties of the Mortgagor, to examine the records and books of account of the Mortgagor, and to discuss the affairs, finances and accounts of the Mortgagor with and to be advised as to the same by its and their officers, all at such reasonable times and intervals as the Mortgagee may desire. Mortgagor shall permit the Mortgagee and its representatives to examine said books and records and all supporting vouchers and data any time and from time to time upon request by the Mortgagee at the mortgaged Property or at such other place as such books and records are customarily kept; and Mortgagor hereby agrees to furnish to Mortgagee financial statements in such form and detail as required by the Credit Agreement.

      11. Releases, Amendments, Etc. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for payment or for performance of any of the Secured Obligations contained herein, and without affecting the rights of Mortgagee with respect to any other security not expressly released in writing, and without impairing the validity or priority of this Mortgage, Mortgagee may at any time and from time to time, either before or after the maturity of the Secured Obligations without notice or consent:

                  (i) Release in whole or part the liability of any person or of any other security for payment or performance of all or any part of the Secured Obligations,

                  (ii) Extend the time or otherwise alter, increase or decrease the terms of payment or interest rate subject to the terms of the Credit Agreement of all or any part of the Secured Obligations or modify or waive any Secured Obligations, or subordinate, release, modify or otherwise deal with the lien or charge hereof,

                  (iii) Exercise or refrain from exercising or waive any right
            Mortgagee may have, including, without limitation, the declaration of default under and foreclosure of this Mortgage without first exhausting other remedies or collateral or taking any other action against any other person,

                  (iv)  Accept additional security of any kind, or

                  (v) Release or otherwise deal with any property, real or
            personal, securing the Secured Obligations, including all or any part of the Property.

      No delay by Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by law, shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any default hereunder.

      Without limiting the generality of the foregoing, Mortgagor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with the Secured Obligations, and agrees that the obligations of any Borrower hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Mortgagee to assert any claim or demand or to enforce any right or remedy against any other Borrower; (ii) any extensions or renewals of the Secured Obligations; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of the Secured Obligations, the Credit Agreement or of the Lender Agreements or any other agreement evidencing, securing or otherwise executed in connection with this Secured Obligations or the Credit Agreement; (iv) the substitution or release of any entity primarily or secondarily liable for the Secured Obligations or Credit Agreement or the Lender Agreements; (v) the adequacy of any rights the Mortgagee may have against any collateral or other means of obtaining repayment of the Secured Obligations and the Credit Agreement; (vi) the impairment of any collateral securing the Secured Obligations and the Credit Agreement, including, without limitation, the failure to perfect or preserve any rights the Mortgagee might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or
(vii) any other act or omission which might in any manner or to any extent vary the risk of the Mortgagor or otherwise operate as a release or discharge of any Borrower, all of which may be done without notice to the Mortgagor.

      Any agreement hereafter made by Mortgagor and Mortgagee pursuant to or amending this Mortgage and the Secured Obligations shall be superior to the rights of the holder of any intervening lien or encumbrance to the extent allowed by law.

      12. Further Assurances. Mortgagor at Mortgagor's expense will do, execute, acknowledge and deliver to Mortgagee such further deeds, acts, conveyances, mortgages, assignments, transfers and assurances as Mortgagee in its discretion may reasonably require from time to time to better establish and perfect the property and rights created or intended by Mortgagee to be created hereunder or to facilitate the Mortgagor's performance hereunder, including, without limitation, the execution and delivery, recording and/or filing and from time to time thereafter at such time and in such offices and places as shall be deemed desirable by Mortgagee, any and all such other and further assignments, mortgages, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Mortgagee, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligations of Mortgagor under this Mortgage, and (b) the lien and security interest created by this Mortgage upon the Property.

      13. Transfers, Etc. Except as expressly permitted in the Credit Agreement, the Mortgagor herein shall not sell, convey, assign, option, mortgage, encumber, hypothecate or otherwise dispose of the Property or any portion thereof or interest therein, whether legal or equitable, either voluntarily or involuntarily, by any means whatsoever, or create or suffer to exist any lien, encumbrance, security interest, pledge, restriction, mechanics lien, attachment or other charge upon the Real Property, Personal Property or Improvements, including, without limitation, any lease with an option to purchase, bond for deed, purchase and sale contract coupled with transfer of possession or lease with a term of more than two (2) years not approved hereunder. This condition shall continue until all Secured Obligations secured hereby are satisfied, and permission given or election not to foreclose or accelerate said Secured Obligations by Mortgagee, its successors or assigns, as to any one such transfer, shall not constitute a waiver of any rights as to any subsequent such transfer of title as to which this condition shall fully remain in force and effect.

      14. Events of Default. This Mortgage and the Secured Obligations shall at the option of the Mortgagee herein become immediately due and payable upon each of the following (an "Event of Default"):

            (a)   An Event of Default under the Credit Agreement;

            (b) Breach of any covenant contained in Sections 6, 7, 8 or 14 herein.

            (c) Mortgagor fails to duly observe or perform any other term, covenant, condition or agreement contained in this Mortgage, and the continuance of such failure for a period of twenty (20) days after written notice thereof from Mortgagee, except as otherwise provided herein; or

            (d) any representation or warranty made in writing by or on behalf of Mortgagor or any Borrower herein or in connection with any of the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made.

      15. Remedies. If an Event of Default has occurred which has not been waived in writing by the Mortgagee and the Required Lenders, Mortgagee may, at its option, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Mortgagor:

            (a) To the extent not otherwise provided in the Credit Agreement, declare the Secured Obligations whether evidenced by any instrument or agreement and whether or not secured hereby, and the underlying agreements of other parties securing the Secured Obligations, immediately due and payable.

            (b) To the extent not otherwise provided in the Credit Agreement, cease advancing money or extending credit to or for the benefit of the Mortgagor under any agreement, whether or not secured hereby without need for the expiration of any applicable cure period.

            (c) Foreclose this Mortgage under any method of foreclosure in existence at the time or now existing, or under any other applicable law. The Mortgagee shall have the STATUTORY POWER OF SALE in addition to all other rights and remedies. Advertising of any foreclosure notice shall be in any newspaper of state-wide circulation or of general circulation in the county where the Property is located or as otherwise permitted by law. Such foreclosure may be against the entire Property or such portions thereof in such order and at such times as Mortgagee may determine all in its discretion, and the deferral or delay in foreclosure against any portion of the Property shall not impair the right of Mortgagee to subsequently foreclose

            (d) To the extent not otherwise provided in the Credit Agreement, exercise all of the remedies of a secured party under the Uniform Commercial Code as now in effect in the State of Maine, and such further remedies as may from time to time hereafter be provided in the State of Maine for a secured party or creditor. Mortgagor agrees that all rights of Mortgagee as to Personal Property, Intangible Property and Plans as to the Land, Improvements and Revenues, and rights and interest appurtenant thereto, may be exercised together or separately and in such order as the Mortgagee may elect. Mortgagor further agrees that in exercising its power of sale as to the Property constituting personal property and/or fixtures and rights and interest appurtenant thereto, the Mortgagee may sell said collateral or any part thereof, either separately from or together with the said real estate, rights and interests appurtenant thereto, or any part thereof, all as the Mortgagee may in its discretion elect. In particular, the Mortgagee may proceed to enforce rights against, seek the replevin of, and/or sell personal property collateral prior to or during the pendency of any real estate foreclosure proceeding, redemption period, or foreclosure sale without waiving said foreclosure.

            (e) Enter upon and take possession of the Property or any part thereof, either directly or through a receiver, and exclude the Mortgagor, its agents, managers and servants, and to perform any acts Mortgagee deems necessary or proper to conserve the security, and to collect and receive all Revenues, General Intangibles, proceeds and profits thereof, including those past due as well as those accruing thereafter, and use, manage, operate and control the Property. Mortgagee or a receiver may also take possession of, and for these purposes use, any and all Property used by Mortgagor in the operation, rental or leasing thereof or any part thereof. The expense (including receiver's fees, counsel fees, costs and agent's compensation) incurred pursuant to the powers herein contained shall be secured hereby. Mortgagee shall (after payment of all costs and expenses incurred) apply such Revenues received by it on the Secured Obligations in such order as Mortgagee determines; and Mortgagor agrees that exercise of such rights and disposition of such funds shall not constitute a waiver of any foreclosure once commenced nor preclude the later commencement of foreclosure for breach hereof. The right to enter and take possession of said property, to manage and operate the same, and to collect the income, rents, issues and profits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independent thereof. Mortgagee shall be liable to account only for such income, rents, security deposits, proceeds and profits actually received by Mortgagee.

            (f) Prevent or cure any defaults under the Leases as Mortgagee deems necessary or desirable in order to preserve the Leases, without awaiting the expiration of any grace period, including any default specified in a notice of default from any of the landlords under the Leases;

            (g) In the name of the Mortgagor or otherwise perform the Mortgagor's obligations under the Leases and exercise all rights, options, powers and privileges of the Mortgagor granted under the Leases without notice to the Mortgagor and with full power to renew, amend or alter the Leases or disclaim any subleases;

            (h) Reassign any part or all of the Mortgagor's right, title and interest in and to the Leases with notice to the Mortgagor, but without liability on the part of the Mortgagor to cure defaults or to pay damages relating to the default;

            (i) Sell or otherwise dispose of the Property (in its then condition or after further construction and preparation thereof, utilizing in connection therewith any of Mortgagor's assets, without charge or liability therefor), at foreclosure or secured party's sale (which sale Mortgagee may postpone from time to time to the extent permitted by law), all as Mortgagee deems advisable, for cash or credit; provided, however, that Mortgagor shall be credited with the net proceeds of such sale only when such proceeds are finally collected by Mortgagee and the Mortgagor shall pay any deficiency on demand. Mortgagee may become the purchaser at any such sale.

            (j) Use or transfer, without charge or liability to Mortgagee therefore, any of Mortgagor's General Intangibles, Plans, trade names, service marks, trademarks, licenses, certificates of authority or advertising materials in advertising for the operation, sale and selling of the Property.

            (k) Mortgagor recognizes that in the event Mortgagor defaults, no remedy of law will provide adequate relief to Mortgagee, therefore, Mortgagor agrees that Mortgagee shall be entitled to temporary and permanent injunctive relief to cure such default in any such case without the necessity of proving actual damages.

      Mortgagor shall pay to Mortgagee, immediately and without demand, all sums of money advanced by Mortgagee, together with interest on each such advancement at a rate of interest at the highest interest rate per annum required by the Credit Agreement secured hereby, and all such sums and interest thereon shall be secured hereby. Mortgagee in its discretion, after the payment of expenses and the costs of protection, preservation and sale of the Property, may apply the net proceeds of the Property to the Secured Obligations. If an Event of Default shall have occurred which has not been waived in writing by the Mortgagee and the Required Lenders, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right and without regard to the asserted value of any security for the Secured Obligations to the appointment of a receiver to take possession of and to operate the Property and to collect and apply the Revenues. The receiver shall have all of the rights and powers permitted under the laws of the State of Maine. Mortgagor will pay to Mortgagee upon demand, all expenses, including receiver's fees, reasonable attorneys' fees, costs and agent's compensation, incurred pursuant to such appointment and all such expenses shall be a portion of the Secured Obligations. The entering upon and taking possession of and maintaining of control of the Property by Mortgagee or the receiver and the application of Revenues as provided herein shall not cure or waive any Event of Default or invalidate any other right or remedy of Mortgagee hereunder.

      All remedies provided in this Mortgage are distinct and cumulative to any other right or remedy under this Mortgage, the Notes, the Credit Agreement or under the other Lender Agreements or afforded by law or equity, and may be exercised concurrently, independently or successively against Mortgagor or any Borrower or any other collateral for the Secured Obligations, without waiving or impairing this Mortgage. All of Mortgagee's rights and remedies are cumulative and non-exclusive.

      16. Expenses. The Mortgagor shall pay to or reimburse the Mortgagee on demand and as a part of the Secured Obligations secured hereby any and all reasonable expenses, including, without limitation, reasonable counsel fees and expenses and/or receiver's expenses, incurred or paid by the Mortgagee in connection with the preparation, execution, administration, preservation, collection or enforcement of this Mortgage, the Property or the Secured Obligations, or such expenses to be paid include without limitation those incurred in any litigation, contest, dispute, suit or proceeding (whether instituted by Mortgagee, Mortgagor, any Borrowers or any other party) to protect, collect, enforce, sell, take possession of or liquidate any of the Property, to enforce any rights of Mortgagee against Mortgagor, any Borrowers or against any other person and those expenses incurred by Mortgagee in defending, settling or satisfying any claim, action or demand asserted by any receiver, trustee, creditor's committee or debtor-in-possession in any bankruptcy or reorganization, any assignee or assignee for the benefit of creditors, creditor, stockholder, or by any other person, whether in connection with the Mortgagor, any Borrowers, the Secured Obligations or any documents, transaction or Collateral related thereto, or any alleged theory of preference, fraudulent conveyance, subordination, usury, ultra vires, invalidity, interference, control, misrepresentation, conspiracy, or similar theory, or otherwise.

      17. Survival. All representations and warranties of Mortgagor, and all terms, provisions, conditions and agreements to be performed by Mortgagor contained herein, and in any of the other agreements shall be true and satisfied at the time of the execution of this Mortgage, and shall survive the closing hereof and the execution and delivery of this Mortgage.

      18. Governing Law. This Mortgage shall be construed in accordance with, and governed by, the laws of the State of Maine. Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Mortgage shall conflict with, be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage. In the event that any provision or clause of this Mortgage or the other Lender Agreements conflicts with applicable law, such conflict shall not affect other provisions which can be given effect without the conflicting provision, and to this end, the provisions of this Mortgage are declared to be severable.

      19. Payments. Mortgagor irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Mortgagee from Mortgagor, and Mortgagor do hereby irrevocably agree that Mortgagee shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Secured Obligations hereunder in such manner as Mortgagee may deem advisable.

      20. Binding Effect Etc. The covenants and agreements herein contained shall bind, and the benefits and advantages thereof shall inure to, the respective heirs, executors, administrators, successors and assigns of the Mortgagor and Mortgagee. Wherever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders.

      21. Notices. Except as otherwise specified in this Mortgage, any and all notices, demands, elections or requests provided for or permitted to be given pursuant to this Mortgage (hereinafter in this Section referred to as "Notice") shall be in writing to the parties at the addresses provided in the introductory paragraph and shall otherwise be given in accordance with the provisions of the Credit Agreement.

      22. Collateral Agent/Administration. The Lenders have authorized Mortgagee to act as Agent as attorney in fact for the Lenders in order to represent and act on behalf of the Lenders in the administration, enforcement, collection, and foreclosure of this Mortgage and the Lender Agreements, with the specific right and authority to execute releases, discharges, partial releases, joinders, and consents hereunder in the name of and on behalf of the Lenders. This power of attorney and the authority conferred thereby shall remain in effect until written notice to the contrary is recorded in the Registry in which this Mortgage is recorded. No person dealing with Mortgagee shall be required to inquire further as to the scope of said authority until and unless such notice is recorded.

      The relationship between Mortgagee in its capacity as collateral agent to the Lenders is and shall be that of agent and principal only, and nothing contained in this Mortgage or any of the other Lender Agreements shall be construed to constitute a trust for or to establish any confidential or fiduciary relationship with respect to any Lender or Mortgagor.

      23. Waivers. No delay or omission of Mortgagee or of any holder of the Note to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver, expressed or implied, by Mortgagee to or of any Event of Default shall be deemed or construed to be a consent or waiver to or of any other Event of Default. Failure on the part of Mortgagee to complain of any act or failure to act which constitutes an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Mortgagee of Mortgagee's rights hereunder or impair any rights, powers or remedies consequent on any Event of Default. No act or omission of Mortgagee shall preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in the event of any Event of Default then made or of any subsequent Event of Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Mortgagee, shall the lien of this Mortgage be altered thereby. No acceptance of partial payment or performance shall waive, affect or diminish any right of Mortgagee or Mortgagor's duty of compliance and performance therewith. Any Secured Obligation which this Mortgage secures is a separate instrument and may be negotiated, extended or renewed by Mortgagee without releasing Mortgagor or any Borrower. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Mortgagee, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Secured Obligations or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

      24. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Mortgagor under this Mortgage, the Note, the Credit Agreement and any and all other Lender Agreements.

      25.   Indemnification; Subrogation; Waiver of Offset.

            (a) Mortgagor shall indemnify, defend and hold Mortgagee harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Property or the Secured Obligations, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Mortgagee's reasonable attorneys' fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Mortgagee in connection with this Mortgage, the Property, or any part thereof, or the exercise by Mortgagee of any rights or remedies granted to it under this Mortgage; provided, however, that nothing herein shall be construed to obligate Mortgagor to indemnify, defend and hold harmless Mortgagee from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Mortgagee by reason of Mortgagee's willful misconduct or gross negligence.

            (b) If Mortgagee is made a party defendant to any litigation or any claim is threatened or brought against Mortgagee concerning the Secured Obligations, this Mortgage, the Property, or any part thereof, or any interest therein, or the maintenance, operation or occupancy or use thereof, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Mortgagee in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment excepting claims arising from the willful misconduct or gross negligence of Mortgagee. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or to prosecute any breach by Mortgagor of any of the terms hereof or to recover any sum secured hereby, Mortgagor shall pay to Mortgagee its reasonable attorneys' fees (together with reasonable appellate counsel, fees, if any) and expenses. The right to such attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Mortgagor breaches any term of this Mortgage, Mortgagee may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Mortgagor, Mortgagor shall pay Mortgagee reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of such breach. All references to "attorneys" in this Subsection and elsewhere in this Mortgage shall include without limitation any attorney or law firm engaged by Mortgagee and Mortgagee's in-house counsel, and all references to "fees and expenses" in this Subsection and elsewhere in this Mortgage shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Mortgagee's in-house counsel.

            (c) All sums payable by Mortgagor hereunder shall be paid without notice (except as may otherwise be provided herein or in the Credit Agreement), demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Mortgagor hereunder shall in no way be released, discharged or otherwise affected by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Property or any part thereof; (ii) any restriction or prevention of or interference with any use of the Property or any part thereof; (iii) any title defect or encumbrance or any eviction from the Land or the Improvements on the Land or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, or other like proceeding relating to Mortgagee, or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagee, or by any court, in such proceeding; (v) any claim which Mortgagor has, or might have, against Mortgagee; (vi) any default or failure on the part of Mortgagee to perform or comply with any of the terms hereof or of any other agreement with Mortgagor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Mortgagor shall have notice or knowledge of any of the foregoing. Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution, or reduction of any sum secured hereby and payable by Mortgagor.

      26. Future Advances by Mortgagee. Mortgagee may from time to time, at its sole option, make further advances to Mortgagor and/or any other Borrower, or any one or more of them to be secured hereby; provided, however, that the total principal secured hereby and remaining unpaid, including any such advances, shall not at any time exceed the sum of ONE HUNDRED MILLION DOLLARS ($100,000,000.00). Mortgagor and/or such other Borrower shall execute and deliver to Mortgagee a note or other agreement evidencing each and every such further advance which Mortgagee may make, which note or agreement shall contain such terms and conditions as Mortgagee may require. Mortgagor and/or such other Borrower shall pay when due all such further advances with interest and other charges thereon, as applicable, and the same, and each note and agreement evidencing the same, shall be fully secured hereby. All provisions of this Mortgage shall apply to each such further advance as well as to any other indebtedness secured hereby. Nothing herein contained, however, shall limit the amount secured by this Mortgage if such amount is increased by advances make by Mortgagee to protect or preserve the Property as provided elsewhere herein. Any future advances made hereunder may be made to Mortgagor or to any successor to Mortgagor in ownership of the Property and/or to any other Borrower.

      IN WITNESS WHEREOF, the said authorized officer of Sugarloaf Mountain Corporation has signed this Mortgage as of the date first set forth above.


SIGNED, SEALED & DELIVERED
in the presence of:                       SUGARLOAF MOUNTAIN
                                          CORPORATION


/s/ [Illegible]                           By: /s/ Thomas M. Richardson
----------------------------                  -------------------------------
Witness                                       Name: Thomas M. Richardson
                                              Title:


                                    STATE OF MAINE

Cumberland, ss                                                   August 27, 1996

      Then personally appeared the within named Thomas M. Richardson, as Treasurer of Sugarloaf Mountain Corporation, and acknowledged the above instrument to be his free act and deed and the free act and deed of said corporation.

                                   Before me,


                                   /s/ Foster A. Stewart, Jr.
                                       -------------------------------
                                       Maine Attorney
                                   Print Name  Foster A. Stewart, Jr.